UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 06, 2009

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iMergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 North Research Way, Orem, Utah 84097

(Address of Principal Executive Offices) (Zip Code)

(801) 227-0004

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 9, 2009, the Board of Directors appointed Clint Sanderson, to the position of Senior Vice President.

Sanderson will receive an annual salary of $250,000 per year, which is not governed by an employment agreement. It is expected that Mr. Sanderson will be entitled to a bonus, the structure of which has not been determined. Mr. Sanderson will be entitled to an equity award under the Company’s 2003 Equity Incentive Plan as determined by the Compensation Committee of the Company’s Board of Directors.

 Sanderson, 37, joined StoresOnline in 2002 and has served as Senior Vice President of Sales of our StoresOnline division since 2006. Since joining iMergent Sanderson has held positions of increasing responsibility, including Sales Manager and vice president of operations. Prior to joining StoresOnline Sanderson served as director of sales for two enterprise software companies. Sanderson also serves on the Board of Directors of the American Lung Association of Utah. Sanderson received a Bachelor of Science Degree from Brigham Young University.

(c) On February 9, 2009, the Board of Directors appointed Jeffrey G. Korn to the position of Senior Vice President and Chief Legal Officer.

Korn will receive an annual salary of $210,000 per year, which is not governed by an employment agreement. It is expected that Mr. Korn will be entitled to a bonus, the structure of which has not been determined. Mr. Korn will be entitled to an equity award under the Company’s 2003 Equity Incentive Plan as determined by the Compensation Committee of the Company’s Board of Directors.

Korn, 51 has served as the General Counsel of iMergent since 2002. Prior to joining iMergent Korn had a private consulting practice, before that he had served as general counsel of ProsoftTraining (previously a NASDAQ company) and prior to that Korn was a partner in a Jacksonville Florida law firm with his practice specializing in corporate matters and litigation. Korn has been an advisor to private venture firms, as well as a lecturer and a college instructor. Korn currently serves on the board of directors of Flanders Corporation and on several charitable and education boards. Korn has a BA from the State University of New York at New Paltz and a JD from Stetson University College of Law.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
99.1	Press release entitled, “iMergent Announces Additions to Senior Management”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ JONATHAN R. ERICKSON
By: Jonathan R. Erickson, Chief Financial Officer
Date: February 9, 2009